EXHIBIT 10(i)

                       STANDEX INTERNATIONAL CORPORATION
                          EXECUTIVE SECURITY PROGRAM


              WHEREAS, STANDEX INTERNATIONAL CORPORATION, a Delaware corporation with its executive offices at 6 Manor Parkway, Salem, New Hampshire 03079 (hereinafter referred to as the "Corporation") is desirous of assisting certain key executives in saving for their retirement and in providing benefits to their families in the event of death;

              WHEREAS, the executives have unique and outstanding abilities and have performed their duties in a capable and efficient manner; and

              WHEREAS, the Corporation desires to retain the services of the executives;

              NOW, THEREFORE, the following program of benefits is hereby established for certain executives of the Corporation:

         1.   DEFINITIONS
              The following words and phrases are used in the Program and shall have the meanings set forth in this Section unless a different meaning is clearly required by the context:

             1.01  "Age" shall mean age at nearest birthday.

             1.02 "Annual Earnings" shall mean all earnings and/or net commissions of the Executive from the Corporation paid or made available which are reportable for Federal income tax purposes on Form W-2, or its successor, but not including, any reimbursement for expenses, or any income attributable to any of the following:

         	    (i)	payment made by the Company in connection with
                        a relocation;

         	   (ii)	premiums paid by the Company for life
                        insurance coverage from the Company;

         	  (iii)	the exercise of any stock appreciation rights;

         	   (iv)	the exercise of any stock option;

         	    (v)	interest on a home purchase loan;

         	   (vi)	the use of any Company-leased automobile.

             1.03 "Beneficiary" shall mean any individual(s) or legal entity designated by an Executive to receive any benefit arising under this Program upon the death of such Executive.

             1.04  "Effective Date" shall mean January 1, 1982.

             1.05 "Executive" shall mean any person who was either a Division President or Senior Corporate officer of the Corporation on the Effective Date or was an Executive Vice President of the Corporation on September 1, 1989 and who serves the Corporation in one of these capacities up to his date of retirement or death.

             1.06 "Fiduciary" shall mean and include the Corporation and any other person who:

         	    (a)	exercises any discretionary authority or
                        exercises any authority or control respecting management or disposition of assets under this Program;

         	    (b)	renders investment advice for a fee or other
                        compensation, direct or indirect, with respect to any monies or other property held in the account, or has any authority or responsibility to do so;

         	    (c)	is described as a "Fiduciary" in Section 3(14)
                        or (21) of the Employee Retirement Income
                        Security Act of 1974 or is designated to carry out Fiduciary responsibilities pursuant to this Program.

             1.07  "Program" shall mean this Executive Security
                   Program and the benefits for Executives
                   provided hereunder.

         2.   PRE-RETIREMENT_BENEFITS

              In the event of the death of an Executive while employed by the Corporation, the Beneficiary shall be entitled to receive a death benefit which is calculated by multiplying the Annual Earnings of the Executive by a Death Benefit Factor derived from the following schedule:

              Age_of_Executive_at_Death     Death_Benefit Factor

              Less than 45 years                  4.5
              45 to 49 years                      4.0
              50 to 54 years                      3.5
              55 and over years                   3.0

              The Annual Earnings of the Executive used in the above calculation shall depend on whether the date of death occurs before March 1st (the effective date for annual changes under the group life insurance contract) of any calendar year or on or after March 1st. If the date of death is before March 1st in any calendar year, the Annual Earnings used in the calculation shall be the Annual Earnings in the calendar year in which falls the day which is exactly two years prior to the date of death. If the date of death is on or after March 1st in any calendar year, the Annual Earnings shall be those in the immediately preceding calendar year.

              Such pre-retirement death benefit shall be payable pursuant to a group life insurance contract maintained by the Corporation, only if and to the extent that the group life insurance contract provides for such payment, and any balance of the pre-retirement death benefit shall be payable directly by the Corporation and not pursuant to the group life insurance contract.

         3.   POST-RETIREMENT_BENEFITS

              In the event that the Executive's employment with the Corporation shall terminate by reason of his retirement as provided in Section 4 hereof, the post-retirement death benefit payable to the Beneficiary in the event of the Executive's subsequent death shall be an amount equal to three times the Executive's Annual Earnings in either the calendar year in which he retires or in the immediately preceding calendar year (whichever year results in the greater Annual Earnings).

              The post-retirement death benefit shall be payable pursuant to the group life insurance contract only to the extent that the group life insurance contract provides for such payment. The balance of the post-retirement death benefit shall be payable directly by the Corporation and not pursuant to the group life insurance contract.

              The Corporation may determine that, in lieu of the post-retirement death benefit mentioned in the immediately preceding paragraph, the Executive shall receive supplemental retirement income payable to the Executive in 120 equal monthly installments beginning the month in which the Executive begins to receive his pension under the Standex Retirement Plan. The total amount of such retirement income shall equal the post-retirement death benefit. The amount of each monthly installment shall be the post-retirement death benefit divided by 120.

              In the event of the Executive's death while receiving such supplemental retirement income, any unpaid monthly payments shall be paid to the Beneficiary from the Corporation in a lump sum, if the Beneficiary shall have survived the Executive. If the Beneficiary shall not have survived the Executive, any unpaid monthly payments shall be paid to the estate of the Executive.

         4.   RETIREMENT

              For purposes of this Program, retirement shall mean whenever an Executive has terminated employment with the Corporation such that, under the Standex International Corporation Retirement Plan, he is considered as retired and receiving a pension. In addition, for purposes of this Program, an Employee shall be deemed to have retired in the event of a change in control of the Corporation (which would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A of the Securities Exchange Act of 1934) and the Executive chooses to terminate his employment because of:

               (i) a change in the Executives general area of
                   responsibility, title or place of employment; or

              (ii) the Executive's salary or benefits are lessened or
                   diminished.

         5.   LIFE INSURANCE

              The Corporation shall pay all premiums for the group life insurance contract mentioned in Sections 2 and 3 hereof.

              The Corporation may, in its sole discretion, purchase and be the owner of permanent insurance policies on the life of an Executive. Any proceeds payable pursuant to such corporate-owned insurance policies shall be payable to the Corporation. By accepting this Program, the Executive agrees to take any action required to enable the Corporation to purchase and maintain such insurance.

         6.   NON-SECURED_PROMISE

              Any asset or investment held by the Corporation in connection with the liabilities assumed by it hereunder shall be a general asset of the Corporation, and shall not be pledged for the payment or to secure any obligation of the Corporation, and the promise to pay any benefit hereunder is a non-secured, general liability of the Corporation.

         7.   ASSIGNMENT

              No Executive nor any Beneficiary shall have any right to commute, sell, assign, transfer, pledge or hypothecate or otherwise convey the right to receive any payment hereunder (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Such payments and the right thereto are expressly declared to be non-assignable and non-transferable. Any such attempted assignment, transfer, levy of any attachment or similar process shall have no effect or validity.

              Notwithstanding the foregoing, to the extent an Executive shall have any rights under the group life insurance coverage to assign that coverage, such assignment shall be permitted but only in accordance with the terms of the group life insurance contact.

         8.   INDEPENDENCE_OF_PROGRAM

              The benefits provided under this Program shall be independent of, and in addition to, any other benefits provided by the Corporation or any compensation payable by the Corporation to the Executive. This Program shall not be deemed to constitute a contract of service between the Corporation and any Executive, nor shall any provision hereof restrict the right of the Corporation to discharge an Executive or restrict the right of an Executive to terminate his services.

         9.   NO VESTING OF BENEFITS

              All benefits and all rights of each Executive covered under this Program shall terminate in the event that the Executive's employment with the Corporation shall terminate for any reason other than death or retirement as provided in
         Section 4.

         10.  MODIFICATION_OR_REVOCATION_OF_PROGRAM

              The Corporation reserves the right to modify or revoke this Program in whole or in part at any time, provided that no such modification or revocation shall reduce or terminate any pre-retirement benefits or post-retirement benefits to an Executive or his Beneficiary.

         11.  NAMED_FIDUCIARY

            11.01 THOMAS H. DEWITT, is hereby designated as the Named Fiduciary of the Program, in accordance with the Employee Retirement Income Security Act of 1974 (ERISA), and shall serve in such capacity until resignation or removal by the Board of Directors of the Corporation and appointment of a successor by duly adopted resolution of the Board.

            11.02 The Named Fiduciary shall have the authority to control and manage the operation and administration of the Program. However, the Named Fiduciary may in his discretion allocate his responsibilities for the operation and administration of the Program, including the designation of persons who are not Named Fiduciaries to carry out fiduciary responsibilities. The Named Fiduciary shall effect such allocation of his responsibilities by delivering to the Corporation a written instrument signed by him that specifies the nature and extent of the responsibilities allocated, including, if appropriate, the persons, not Named Fiduciaries, who are designated to carry out fiduciary responsibilities under the Program.

            11.03 The Named Fiduciary designated or appointed under the terms of Paragraph 11.01 above, is hereby designated as the Plan Administrator of the Program.

         12.  CLAIMS_PROCEDURE

              The following Claims Procedure shall control the determination of benefit payments under this Program:

            12.01  Filing of a Claim for Benefits

              	   If the Executive or his Beneficiary believes he is entitled to receive benefits under the Program, he must submit a written claim for benefits, on a form supplied by said Fiduciary, to the Named Fiduciary. The Named Fiduciary's independent decision on the claimant's claim for benefits shall be determinative of whether or not the Executive or his Beneficiary shall be entitled to receive benefits under this Program.

            12.02  Denial of Claim

              	   A claim for benefits under the Program will be denied if the Named Fiduciary determines that the claimant is not entitled to receive benefits under the Program. Notice of a denial shall be furnished to the claimant within a reasonable period of time after receipt of the claim for benefits by the Named Fiduciary.

            12.03  Content of Notice

                   The Named Fiduciary shall provide to every claimant who is denied a claim for benefits written notice setting forth, in a manner reasonably calculated to be understood by the claimant, the following:

         	    (i)	The specific reason or reasons for the denial;

         	   (ii)	Specific reference to pertinent Program
                        provisions on which the denial is based;

         	  (iii)	A description of any additional material or
                        information necessary to the claimant to perfect the claim, and an explanation of why such material or information is necessary; and

         	   (iv)	An explanation of the Program's Claim Review
                        Procedure as set forth below.

            12.04  Review Procedure

              	   The purpose of this Review Procedure is to provide a method by which a claimant may have a reasonable opportunity to appeal a denial of a claim to the Named Fiduciary for a full and fair review. To accomplish that purpose, the claimant or his duly authorized representative:

         	    (i)	May request a review upon written application
                        to the Named Fiduciary;

         	   (ii)	May review pertinent Program documents; and

         	  (iii)	May submit issues and comments in writing.

              	   A claimant (or his duly authorized representative) shall request a review by filing a written application for review with the Named Fiduciary at any time within 60 days after receipt by the claimant of written notice of the denial of his claim.

            12.05  Decision on Review

              	   A decision on review of a denied claim shall be made in the following manner:

         	    (i)	The decision on review shall be made by the
                        Salary and Employee Benefits Committee of the Board of Directors of the Corporation, which may in its discretion hold a hearing on the denied claim. Such decision shall be made promptly, and not later than 60 days after receipt of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review.

         	   (ii)	The decision on review shall be in writing and
                        shall include specific reasons for the
                        decision, written in a manner reasonably calculated to be understood by the claimant, and specific references to the pertinent Program provisions upon which the decision is based.

         13.  MISCELLANEOUS

              The singular where used in this Program shall include the plural and vice versa, wherever the context so requires. Any provision in the masculine gender shall be defined where appropriate to include the feminine or neuter gender.

         14.  GOVERNING_LAW

              It is the intention of the parties that this Program and the performance of the parties hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State in which the Corporation is domiciled and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Program, the laws of such State shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. If any provision of this Program shall be held invalid or illegal for any reason, such determination shall not affect the remaining provisions of this Program, and it shall be construed as if said invalid or illegal provision had never been included.